Contract Number: 05-CY -315

Copy ID#:

Completed:

COUNTY OF LEHIGH

CONTRACT OF SERVICE

PURPOSE OF CONTRACT:

Prescription Discount Card Program

(Period of July 1, 2005 through June 30, 2007 )

AWARDED TO:

Comprehensive HealthCare Solutions, Inc.
45 Ludlow Street
Suite 602
Yonkers, NY 10705

Federal Id:	58-0962699
Telephone :	(914) 375-7591
Fax:	(914) 375-3696

COUNTY OF LEHIGH

CONTRACT OF SERVICE

This is a contract between the County of Lehigh, a Home Rule County of the third class with offices at:

17 South Seventh Street
Allentown, PA 18101

hereinafter referred to as the COUNTY, and Comprehensive HealthCare Solutions, Inc. (Federal Identification Number: 58-0962699) hereinafter referred to as the PROVIDER. The PROVIDER’S form of organization is Corporation; duly organized under the laws of Delaware, with principal offices at:

4S Ludlow Street Suite 602

Yonkers, NY 10705

WITNESSETH,

‘WHEREAS, the COUNTY wishes to purchase, and the PROVIDER wishes to furnish the services cited below according to all applicable Federal, State, and Local Law; and,

WHEREAS, the services referred to are professional in nature;

NOW THEREFORE, the COUNTY and the PROVIDER, in consideration of the obligations herein undertaken and intending to be legally bound, hereby agree as follows:

I.	SCOPE OF SERVICE

A.	The PROVIDER shall provide the following services:

Provide a Prescription Discount Card and Prescription Benefits Manager Services.

B.

These services and the requirements for their provision are set forth more fully in Appendix ‘A’ attached hereto and incorporated as if set forth in full. Should there be any discrepancy between the terms of this Agreement, and any Appendix attached hereto, the terms of this Agreement shall prevail.

II.	TERM OF CONTRACT

A.	The contract shall become effective when executed by the Lehigh County Executive according to the date parameters as stated below:

Beginning Date:	July 1, 2005
Termination Date:	June 30, 2007

B.

The contract may be terminated by either party upon default of agreed terms as herein stated, in writing and providing thirty days notification. Should the PROVIDER lose its license or certification the contract may be terminated immediately by the COUNTY. COUNTY may terminate this contract with or without cause, by providing thirty days written notice to the PROVIDER.

C.	COUNTY shall be liable only for payments due the PROVIDER as set forth in this Agreement up to and including the date of termination.

D.

Upon agreement of the parties, this contract may be renewed by the COUNTY for up to two (2) additional terms of one year each, upon the same terms and conditions. Any renewal must be in writing and signed by both parties.

E.

The PROVIDER and the COUNTY hereby agree the COUNTY may assign any or all of its rights and delegate any or, all of its obligations or responsibilities under this Agreement upon twenty (20) days written notice to PROVIDER in the manner set forth in Article XVII of this Agreement.

III.	COMPENSATION

A. The COUNTY shall not be liable for any payments to provider pursuant to this Agreement.

IV.	SCHEDULE OF ATTACHMENTS

A. The PROVIDER shall be bound by the following appendices attached hereto, incorporated herein as if set forth in full:

Appendix A - Program Description

Appendix B - Budget & Rates

Appendix C - Reporting Requirements

Appendix D - Audit Requirements

Appendix E - Special Provisions

Appendix F - Insurance Regulations

Appendix G - HIPAA Business Associate Requirements Appendix H - License/Certificate

Appendix I - Infringement Indemnifications

V.	COVENANT, REPRESENTATIONS, AND WARRANTIES

A. The COUNTY covenants, represents, and warrants:

1.	The person or persons signing on behalf of the COUNTY are duly authorized to do so.
2.	That this contract is entered into by the Lehigh County Executive pursuant to her authority under section 402(j) of the Lehigh County Home Rule Charter.
3.

That the COUNTY is in compliance with all applicable federal, state and local law especially, but without limitation to all statutes, ordinances, rules, and regulations governing any and all federal and state funding of the contract.

4.	That if the representations in paragraph (2) or (3) above should at any time hereafter become incorrect, the COUNTY will promptly take all steps to correct the noncompliance.

B. The PROVIDER covenants, represents and warrants:

1.	The person or persons signing on behalf of the PROVIDER are duly authorized to do so.
2.

That the PROVIDER is entering into this contract either in the ordinary course of its business activities or pursuant to a resolution of its Board of Directors (or other governing body) validly called and held. If requested, the resolution, including in it the names and positions of the persons authorized to sign this contract, shall be forwarded to the COUNTY upon the signing of this contract.

3.

That the PROVIDER now complies and will continue to comply with for the duration of this contract, with all applicable law in its business and activities which pertain to the performance or funding of this contract, including, without limitation, the following:

a.	The Fair Labor Standards Act, the Labor Management Relations Act (Taft-Hartley); and the Labor Management and Reporting and Disclosure Act (Landrum-Griffin).

b.	Occupational Safety and Health Act, and OSHA regulations thereunder.
c.	Worker’s Compensation Laws.
d.	The Environmental Protection Act, EPA regulation and the laws and regulations administered by the Pennsylvania Department of Environmental Resources.

e.	Title VII of the Civil Rights Act of 1964, all EEOC regulations and all laws relating to equal employment opportunity.
f.	The Equal Pay for Equal Work Law and all other laws relating to sex discrimination.
g.

The Federal Age Discrimination in Employment Act and any amendments thereto, 29 Section 620 et seq., especially the 1978 amendments thereto, Public 95-256, Section 1 et seq., Act of April 6, 1978, 92 Statute 189 and hereby states that it will not mandate the retirement of any employee on the basis of age, or for any other reason prohibited by the aforesaid not.

h.

The Older Americans Act of 1965 as amended (P.L. 89-73, Section 1, Stat. 219) and the Administrative Code of 1929 as amended by Act 1978-7 (P.L. 177, No. 175) and all regulations promulgated thereunder.

i.

Those laws relating to the fiscal management and accounting of public funds. The COUNTY, in its sole discretion, shall have the privilege of examining and or auditing the records of the PROVIDER which pertain to this contract to ascertain or verify compliance with this subparagraph.

j.	The Americans with Disabilities Act.

 k:. The Immigration, Reform, and Control Act of 1986. 1. The Pro-Children Act of 1994.

m.	The False Claims Act, 31 U.S.C. § 3729 et seq.
n.

 The Health Insurance Portability and Accountability Act of 1996 (HIP AA) including, but not limited to, the Standards for Privacy of Individually Identifiable Health Information as it pertains to “protected health information”, as well as all other applicable provisions of HIPAA, 29 U.S.C. Section 1181 et seq.

4. The PROVIDER agrees that any violation of applicable laws or regulations by the PROVIDER may be deemed a breach of this contract by the COUNTY.

5.

The PROVIDER agrees that no employee, board member, or representative of the PROVIDER, either personally, or through an agent, shall solicit the referral of clients to any facility in a manner, which offers or implies an offer of rebate to persons referring clients or other fee-splitting inducements. This applies to consents of fee schedules, billing methods, or personal solicitation. No person or entity involved in the referral of clients may receive payment or other inducement by a facility or its representatives. The PROVIDER shall substantially include the. language of this Paragraph in each subcontract under this Contract.

6.

The PROVIDER agrees that all experimentation with human subjects involving physical or mental risk to those subjects shall be prohibited without the prior written approval of the Secretary of the Department of Health, subject to all applicable laws, statutes and regulations, and voluntary, informed consent of the subject in writing. If the subject is a minor, or incompetent, a voluntary, informed consent of his/her parents or legal guardian shall be required.

7.

The PROVIDER is duly organized, validly existing, and in good standing under the laws of Pennsylvania and the state in which the PROVIDER is organized as previously noted in the Opening Paragraphs of this Contract.

8.	That PROVIDER as a condition precedent to payment, shall upon request of COUNTY promptly furnish evidence of compliance of any sub-paragraph herein.
VI.	TAXES

A.

The PROVIDER hereby certifies, as a condition precedent to the execution of this contract and as an inducement for the COUNTY to execute same, that it is not “delinquent” on any taxes owed to the County of Lehigh (hereinafter “COUNTY”). “Delinquent” is hereby defined as the point in time at which the collection of the tax becomes the responsibility of the Lehigh County Tax Claim Bureau.

B.

The PROVIDER further. agrees, as a specific condition of this contract, that it shall remain current on all of the taxes it owes to the COUNTY. Should the PROVIDER become delinquent on any taxes it owes to the COUNTY during the term of this contract, the PROVIDER may be deemed to be in breach of this contract by the COUNTY and, in addition to any other remedies at law for such breach, the PROVIDER hereby specifically agrees and authorizes the COUNTY to apply all funds when due to the PROVIDER directly to the taxes owed to the COUNTY until said taxes are paid in full.

C, In the event the. PROVIDER becomes delinquent, it hereby authorizes the COUNTY to make payments to the taxing authority for the COUNTY to bring the PROVIDER’S county taxes current.

VII.	UNDUE INFLUENCE

The PROVIDER agrees not to hire any COUNTY Personnel who may exercise or has exercised discretion in the awarding, administration, or continuance of this contract for up to and including one year following the termination of the employee from COUNTY service. Failure to abide by this provision shall constitute a breach of this contract,

VIII, CONFLICT OF INTEREST

The PROVIDER agrees to notify in writing the Director of the Department of Human Services as soon as the PROVIDER learns that:

1.	A current employee of the COUNTY has commenced, or is intending to commence, employment with PROVIDER while continuing to maintain COUNTY employment, or
2.

A current employee of the COUNTY has performed, or is intending to perform, services to the PROVIDER as an independent contractor while continuing to maintain COUNTY employment. Any written notice required to be given under this section shall specify the COUNTY employee’s name, the nature of the COUNTY employee’s employment, or the subject of the COUNTY employee’s contract with the PROVIDER and the date on which the COUNTY employee’s employment or contract with PROVIDER commenced.

IX.	BREACH OF CONTRACT
A.	The PROVIDER agrees that any breach of performance, of any covenant, representation, or warranty, indemnity, or condition, or attached appendices. shall constitute default of this contract.

B.	When a breach of this contract has occurred, the COUNTY, in the exercise of its discretion, may allow PROVIDER a specified period of time to correct its breach of the contract.
C.	If PROVIDER does not correct its violations of the contract as specified, COUNTY may terminate the contract in whole or in part if such partial termination is in the best interest of the COUNTY.

X.	CONFIDENTIALITY

A.

The PROVIDER and the COUNTY, their agents and employees shall perform their respective obligations under this contract in such manner as to insure that records, names, and identities of persons to whom services are or have been provided, shall remain confidential except as disclosure is permitted or required by law. Photographs, videos, and/or recordings, which in any way identify clients, shall not be released without the written consent of the legally responsible party, and the COUNTY representative.

B.	The PROVIDER will maintain confidentiality of Personal Health Information as required by HIPAA and warrants that it is in compliance with the HIPAA Electronic Security Measures requirements.

C.	Termination of this Agreement for any reason shall not relieve the PROVIDER of any of PROVIDER’S obligations as stated in this paragraph.
XI.	DISCRIMINATION CLAUSE

In carrying out the terms of this contract, both parties agree not to discriminate against any employee or client or other person on account of age, race, color, sex, religious creed, national origin, marital status, or physical or mental disabilities as set forth, in the Americans With Disabilities Act of 1990. PROVIDER and COUNTY shall comply with the Contract Compliance Regulations of the Pennsylvania Human Relations Commission, any pertinent Executive Order of the Governor and with all laws prohibiting discrimination in hiring or employment opportunities.

XII.	INDEMNIFICATION AND HOLD HARMLESS

A. The PROVIDER shall indemnify and hold harmless the COUNTY and each of its officials, employees, and agents from any and all suits, actions, legal or administrative proceedings, claims, demands, damages, liabilities, interest, attorney’s fees, costs and expenses for whatsoever kind or nature, to the extent result from any:

1.	Breach of the contract by PROVIDER

2.

Professional error or omission, fault, or negligence by PROVIDER or any one acting under its direction, control of or on its behalf in connection with or incident to its performance of this contract; and

3.	General public liability claim arising in connection with the business or activities of PROVIDER which pertains to this contract.

B.

If any claim is made against COUNTY which would give rise to a right of indemnification by COUNTY from PROVIDER, COUNTY will give notice thereof to PROVIDER. The COUNTY may permit the PROVIDER to assume the defense of any such claim, or any litigation resulting therefrom. Counsel for PROVIDER, which will conduct the defense of such claim or litigation, must be approved by COUNTY, whose approval will not unreasonably be withheld. If COUNTY consents to permit PROVIDER to assume defense, COUNTY may participate in such defense. Neither party will consent to entry of any judgement or enter into any settlement without the written consent of the other party, which consent will not unreasonably be withheld. The parties shall cooperate fully with each other and make available to COUNTY all pertinent information under its control.

C.

It is expressly understood by PROVIDER that the Pennsylvania state statute. Specifically 42 Pa, C.S.A. 8549, which limits recovery against a local government unit and/or its officials and employees to a maximum of $500,000.00, is not applicable to recovery of damage in an action against PROVIDER,

XIII. INSURANCE.

A. The PROVIDER shall, at its sole cost and expense, procure and maintain in full force and effect covering the performance of the services rendered under this contract, insurance in the types and limits specified below. In addition to the insurance coverage and limits specified herein, the PROVIDER shall obtain any other insurance coverage as may be required by law.

1.	Professional Liability Insurance

Limit of Liability: $1.000.000 by claim and $2,000,000 in the aggregate.

If PROVIDER is a Medical Professional, PROVIDER shall ensure that all conditions are met for eligibility for Catastrophe Loss Fund coverage.

Coverage for occurrences happening during the performance of services required under this contract shall be maintained in full force and effect under the policy, The policy shall include a “tail coverage” if a one or two year period of exposure exists.

2.	General Liability Insurance Limits of Liability: $1,000,000 in the aggregate and per occurrence.

Coverage: Premise operations, blanket contractual liability, personal injury liability (employee- exclusion deleted), products and completed operations, independent contractors, employees and volunteers as additional insureds, joint liability, and broad form property damage (including completed operations).

3.	Worker’s Compensation and Employer’s Liability Insurance Limits of Liability: Statutory Limits.

Other States’ coverage and Pennsylvania endorsement.

4.	Automobile Liability Insurance

Limit of Liability: $300,000 per occurrence combined single limit for bodily injury (including death) and property damage liability.

Coverage: Owner, non-owned and hired vehicles.

PROVIDER shall ensure that all staff operating said vehicles are licensed drivers and properly insured.

B.

All insurance provided for in this section shall be obtained under valid and enforceable policies issued by insurers of recognized responsibility, which are licensed to do business in the Commonwealth of Pennsylvania. The COUNTY prefers that Certificates of Insurance evidencing the existence of such insurance shall be submitted to the COUNTY at least ten (10) calendar days before work is begun. If the term of this contract coincides with the term of the PROVIDER’S insurance coverage, a Certificate from the expiring policy will be accepted, but a Certificate evidencing renewed coverage of a new policy must be presented to the COUNTY no later than thirty (30) days after the effective date of the policy.

C.

Each policy and Certificate of Insurance shall contain: an endorsement naming the COUNTY as Additional Insured party thereunder; and a provision that at least thirty (30) calendar days prior written notice be given to the COUNTY in the event coverage is canceled or non-renewed or coverage reduced.

D.

If the PROVIDER desires to self insure any or all of the coverages listed in this section, it shall provide to the COUNTY documentation that such self insurance has received all the approvals required by law or regulations, as well as the most recent audited financial statement of the PROVIDER’S insurance. Any coverage which is self insured shall provide the same coverage, limits and benefits as the coverages listed in this section.

E.

If the PROVIDER fails to obtain or maintain the required insurance, the COUNTY shall have the right to treat such failure as a material breach of the contract and to exercise all appropriate rights and remedies.

F.

PROVIDER shall include all subcontractors as insureds under its policies or shall furnish separate Certificates and endorsements for each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated in this contract.

G.	Any modification or waiver of the insurance requirements contained in this section shall be set forth in Appendix ‘F.

XI V. INDEPENDENT CONTRACTOR

A.

The PROVIDER is deemed an Independent Contractor and shall not during the term of this contract assign, subcontract, transfer, or otherwise delegate all or part of its obligations or responsibilities without prior written approval of the COUNTY. No relationship of employer-employee is intended nor created by this contract, it being understood that PROVIDER shall render services to the COUNTY on an independent contractor basis. PROVIDER is not entitled to any benefits from the COUNTY including but not limited to compensation other than that set forth in the ‘Compensation’ section, Worker’s Compensation, unemployment insurance or benefits, retirement benefits, pension benefits, Social Security or disability benefits, and professional liability insurance and/or deductibles. PROVIDER expressly agrees and acknowledges that the COUNTY will deduct no employment taxes from any compensation paid to PROVIDER and that PROVIDER will be responsible for the payment of all taxes whatsoever in connection with any compensation received from the COUNTY.

B.

The PROVIDER further agrees and acknowledges that PROVIDER is not authorized under the terms of this contract to bind the COUNTY in any contractual undertakings with any third parties as a result of the within contract and PROVIDER will not make any representation that it is capable of binding the COUNTY.

XV.	MODIFICATION

This document and all attachments which have been incorporated by reference contain all the terms, provisions, and conditions of this contract. No term or provision may be unilaterally modified or amended. Any alteration, variation, modification, or waiver of a provision of this contract shall be valid only when reduced to writing, duly signed by the parties of this contract, and attached to the original of the contract.

XVI.	REPORT

A.	COUNTY may require PROVIDER to supply COUNTY reports in the manner, at the times and in the form prescribed by COUNTY.

B. If a final report or study is delivered to COUNTY pursuant to this contract, a copy of the final report or study shall be provided directly by the PROVIDER to the Board of Commissioners. PROVIDER agrees to present publicly the final report or study should a committee of the Board of Commissioners so desire.

XVII NOTICES

A.

Any notices required to be given pursuant to the terms and provisions hereof shall either be served in person, evidenced by a signed and dated receipt, by facsimile transmission, or by depositing such notice in the United States mail, certified, with certification and postage charges prepaid. In the event of service of notice upon either party pursuant to the terms of this paragraph, their respective facsimile transmission numbers and addresses are as follows:

PROVIDER:

Comprehensive HealthCare Solutions, Inc. 45 Ludlow Street

Suite 602

Yonkers, NY 10705

Phone: (914) 375-7591

Fax: (914) 375-3696

COUNTY:

County of Lehigh

Director of Human Services 17 South Seventh Street Allentown, PA 18101

Phone: (610) 782-3951

Fax: (610) 820-3615

B.	The PROVIDER shall notify the COUNTY in writing prior to changes in the PROVIDER’S location, mailing address, phone number, facsimile number, or name

XVIII. PENNSYLVANIA CERTIFICATION

The PROVIDER shall provide annually, upon renewal, copies of required certifications or licenses, The PROVIDER shall notify the COUNTY in writing within five (5) working days of any loss of its Pennsylvania certification or licensure for any of the services being provided to the COUNTY. Upon notification of any lass of certification/licensure for any of the services being provided to the COUNTY, the COUNTY may terminate this contract immediately

XIX. PROFESSIONALISM

It is contemplated, expected and understood by the parties that PROVIDER will execute and perform the services to be provided to COUNTY in a professional and ethical manner. All work performed or managed by PROVIDER must be of the highest quality and should conform to all standards, safety guidelines, and design conditions as may be imposed by legitimate regulatory organizations, including governmental agencies and municipalities. All services to be performed under this Agreement shall be performed in the most cost-effective manner while still achieving the objectives of COUNTY.

XX. AUDIT

A.

The PROVIDER shall maintain and retain all books, documents, papers, and records of the PROVIDER which are related to the performance of this contract or payment under this contract for a period of seven (7) years following final performance under this contract. The record shall properly reflect all net costs, direct and indirect, of labor, materials, equipment, supplies and services and other costs and expenses of whatever nature for which reimbursement is claimed under the provisions of this Agreement. If PROVIDER is not a public body, PROVIDER agrees to maintain records which comply with the nationally accepted uniform Standards of Accounting and Financial reporting for Voluntary Health and Welfare Organization.

B.

The Lehigh County Controller, or any of his/her duly authorized representatives shall, at reasonable times, during the term of this contract and until seven (7) years after the final performance under this contract, have access to and the right to examine any books, documents, papers, and records of the PROVIDER which are related to the performance of this contract or payment under this contract for compliance performance or evaluation.

C.

PROVIDER shall provide to the COUNTY an audit of the financial transactions and/or units of service of the PROVIDER, by an independent auditor, in accordance with the accepted and required auditing standards as set forth in Appendix “D” Cost of such audit shall be borne by the

XXI. PROVIDER RESPONSIBILITY PROVISIONS

A.

PROVIDER certifies that it is not currently under suspension or debarment by the Commonwealth, any other state, or the federal government, and if the PROVIDER cannot so certify, then it agrees to submit along with the bid/proposal a written explanation of why such certification cannot be made.

B.

If PROVIDER enters into subcontracts or employs under this contract any subcontractors/individuals who are currently suspended or debarred by the Commonwealth or federal government or who become suspended or debarred by the Commonwealth or federal government during the term of this contract or any extension or renewals thereof, the COUNTY shall have the right to require the PROVIDER to terminate such subcontracts or employment.

C.

The PROVIDER agrees to reimburse the COUNTY for the reasonable costs of investigation incurred by the Office of Inspector General for investigation of the PROVIDER’S compliance with the terms of this or any other agreement between the PROVIDER and the Commonwealth which result in the suspension or debarment of the contractor. Such costs shall include, but are not limited to, salaries of investigators, including overtime, travel and lodging expenses, and expert witness and documentary fees. The PROVIDER shall not be responsible for investigative costs for investigations which do not result in the contractor’s suspensions or debarment.

D.	The PROVIDER may obtain the current list of suspended and debarred contractors by contacting the:

Department of General Services Office of Chief Counsel

603 North Office Building

Harrisburg, PA 17125

Phone: (717) 783-6472 Fax: (717) 787-9138

XXII.	INTERPRETATION

The PROVIDER agrees to waive the general rule of interpretation that “in the event of any ambiguity or issue of construction, the same will be resolved against the drafter of the document.” It is declared to be the intention of the PROVIDER and the COUNTY that the public health, safety and welfare be protected and furthered by the contract. Therefore, this contract is to be interpreted in such mariner as to favor such public interest as opposed to any private interest,

XXIII.	GOVERNING LAW

The contract shall be governed by the laws of the Commonwealth of Pennsylvania including matters of construction, validity, and performance and any action filed in connection with this contract shall be filed in the Court of Common Pleas of Lehigh County.

XXIV.	SEVERABILITY

In the event any provision hereof is declared null and void by a court of law, the remaining provisions of this Agreement shall remain in full force and effect.

XXV.	ENTIRE AGREEMENT

This contract constitutes the entire understanding of the parties hereto. It supersedes any and all prior written or oral understanding between the parties, and no changes, amendments, or alterations shall be effective unless in writing and signed by both parties and only to the extent therein set forth. No waiver of the breach of any term or condition of the contract shall be deemed to constitute the waiver of any breach of the same or any other term or condition.

INWITNESS WHEREOF, the parties hereto have executed the within agreement by their officials hereunto duly authorized;

PROVIDER	Comprehensive HealthCare Solutions, Inc.

(affix seal)

/s/ Linda Moggio	/s/ John Treglia	6/16/05
Attest	Signature	Date

Linda J. Moggio	John H. Treglia
Name Printed	Name Printed

Chairman/CEO
Title of Signing Official

COUNTY OF LEHIGH

(affix seal)

/s/ Carmen Sandoval	/s/ Jane R. Ervin	8/26/05
Witness	Jane R. Ervin	Date
COUNTY EXECUTIVE